Exhibit 10.10

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of October 5, 2025, by and among Kailera Therapeutics, Inc., a Delaware corporation formerly known as Hercules CM Newco, Inc. (the “Company”), and the Investors (as defined below) and effective as of the Closing (as defined in the Purchase Agreement (as defined below)) (the “Effective Time”).

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) possess certain registration rights, information rights, rights of first offer, and other rights pursuant to that certain Investors’ Rights Agreement, dated as of May 15, 2024 (the “Prior Agreement”), by and among the Company and such Existing Investors;

WHEREAS, the Existing Investors desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, concurrently with the execution of this Agreement, the Company and certain of the Investors are entering into to that certain Series B Preferred Stock Purchase Agreement of even date herewith (as the same may be amended and/or restated from time to time, the “Purchase Agreement”), pursuant to which such Investors have agreed to purchase shares of Series B Preferred Stock (as defined below).

NOW, THEREFORE, the Company and the Existing Investors hereby agree to, effective as of the Effective Time, amend and restate the Prior Agreement in its entirety as set forth herein, and all of the parties hereto further agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person and such other Person’s holdings, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person. For purposes of this definition of “Affiliate,” the term “control” when used with respect to any Person, shall mean the power to direct the management or policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing. For the avoidance of doubt, Sirona shall not be deemed as an Affiliate of Hengrui and vice versa.

1.2 “Atlas” means Atlas Venture Fund XIII, L.P. and Atlas Venture Opportunity Fund II, L.P.

1.3 “BCLS” means BCLS Fund IV Investments, L.P.

1.4 “Board of Directors” means the board of directors of the Company.

1.5 “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.6 “Common Stock” means shares of the Common Stock, $0.00001 par value per share, of the Company.

1.7 “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the discovery, development and commercialization of any product designed to treat diabetes and/or obesity, but shall not include (i) any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than ten percent (10%) of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor, or (ii) each of Atlas, BCLS, NAPE, Sirona, Hengrui, RTW, Royalty Pharma, CPPIB or any of their respective Affiliates.

1.8 “CPPIB” means CPP Investment Board Private Holdings (4) Inc.

1.9 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.10 “Deemed Liquidation Event” shall have the meaning ascribed to it in the Company’s Amended and Restated Certificate of Incorporation.

1.11 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.13 “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.14 “FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

1.15 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.16 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.17 “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.18 “Hengrui” means Jiangsu Hengrui Pharmaceuticals Co., Ltd., a corporation duly organized and existing under the laws of the People’s Republic of China.

1.19 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.20 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily-recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of a natural person referred to herein.

1.21 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.22 “Investors” means the persons named on Schedule A hereto, each person to whom the rights of an Investor are assigned pursuant to Section 6.1, and each person who hereafter becomes a party to this Agreement pursuant to Section 6.9.

1.23 “Invus” means Invus Public Equities, L.P.

1.24 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.25 “Major Investor” means (i) each of BCLS, RTW, Atlas, Sirona, Hengrui and NAPE, for as long as each such Investor, individually or together with such Investor’s Affiliates, holds at least 800,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the Effective Time), and (ii) any other Investor that, individually or together with such Investor’s Affiliates, holds at least 3,571,429 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the Effective Time).

1.26 “NAPE” means Bain Capital Fund XIV, L.P.

1.27 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.28 “Person” means any individual, corporation, partnership, trust, limited liability company, association, or other entity.

1.29 “Preferred Directors” shall have the meaning ascribed to such term in the Certificate of Incorporation.

1.30 “Preferred Stock” means, collectively, shares of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-2 (NV) Preferred Stock and Series B Preferred Stock.

1.31 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company acquired by the Investors after May 15, 2024 and prior to the IPO; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases (other than the restrictions on transfer and legend requirements in Section 2.12), however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding any shares for which registration rights have terminated pursuant to Section 2.13.

1.32 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.33 “Requisite Directors” means a majority of the then seated Board of Directors, which majority must include a majority of the Preferred Directors then seated.

1.34 “Requisite Holders” means (a) prior to the IPO, the Investors holding at least sixty percent (60%) of the Common Stock issuable or issued upon conversion of the Preferred Stock held by the Investors, voting together as a single class and (b) following the IPO, the Investors holding a majority of the Registrable Securities.

1.35 “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Section 2.12(c) hereof.

1.36 “Right of First Refusal and Co-Sale Agreement” means that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of the date hereof, by and among the Company and certain stockholders of the Company, as may be amended or restated from time to time.

1.37 “Royalty Pharma” means Royalty Pharma Investments 2019 ICAV.

1.38 “RTW” means RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd., and RTW Biotech Opportunities Operating Ltd.

1.39 “Sanctioned Party” means any Person: (i) organized under the laws of, ordinarily resident in, or located in a country or territory that is the subject of comprehensive Sanctions (which as of the date of this Agreement comprise Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine (“Restricted Countries”)); (ii) fifty percent (50%) or more owned or controlled by the government of a Restricted Country; or (iii) (A) designated on a sanctioned parties list administered by the United States, European Union, or United Kingdom, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, Sectoral Sanctions Identification List, the Consolidated List of Persons, Groups, and Entities Subject to EU Financial Sanctions, and the UK’s Consolidated Sanctions List (collectively, “Designated Parties”); or (B) fifty percent (50%) or more owned or, where relevant under applicable Sanctions, controlled, individually or in the aggregate, by one or more Designated Party, in each case only to the extent that dealings with such Person is are prohibited pursuant to applicable Sanctions.

1.40 “Sanctions” means applicable laws and regulations pertaining to trade and economic sanctions administered by the United States, European Union, or United Kingdom.

1.41 “SEC” means the Securities and Exchange Commission.

1.42 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as may be amended from time to time.

1.43 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act, as may be amended from time to time.

1.44 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.45 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.46 “Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, $0.00001 par value per share.

1.47 “Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Preferred Stock, $0.00001 par value per share.

1.48 “Series A-2 Preferred” means Series A-2 Preferred Stock and Series A-2 (NV) Preferred Stock.

1.49 “Series A-2 (NV) Preferred Stock” means shares of the Company’s Series A-2 (NV) Preferred Stock, $0.00001 par value per share.

1.50 “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, $0.00001 par value per share.

1.51 “Sirona” means Lyra Capital Management Limited.

1.52 “Transfer” means any sale, pledge, assignment, encumbrance or other transfer or disposition to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise, and “Transferred” shall have the correlative meaning.

1.53 “Voting Agreement” means that certain Amended and Restated Voting Agreement, dated as of the date hereof, by and among the Company and certain stockholders of the Company, as may be amended or restated from time to time.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) three (3) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from the Requisite Holders that the Company file a Form S-1 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, would exceed twenty five million dollars ($25,000,000), then the Company shall: (A) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (B) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within thirty (30) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty five percent (25%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least ten million dollars ($10,000,000), then the Company shall (i) within ten (10) days after the date such request is given, give a Demand

Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within thirty (30) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material, nonpublic information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any 12-month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a), (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b), (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d); provided that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration, or the IPO), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended for up to an additional ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as the Company may reasonably determine to be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all reasonably requested financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed fifty thousand dollars ($50,000), of one counsel for the selling Holders selected by Holders holding a majority of the Registrable Securities to be registered (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 (other than fees and disbursements of counsel to any Holder, other than the Selling Holder Counsel, which shall be borne solely by the Holder engaging such counsel) shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (A) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Section 6.9.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap, hedging or other transaction or arrangement that transfers, or is designed to transfer, to another, in whole or in part, any of the economic consequences of ownership, directly or indirectly, of such securities, whether or not any such transaction or arrangement described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, to any shares purchased in the IPO or in open market transactions following the IPO, or to any transfer of any shares to an Affiliate, with or without consideration, as long as the transferee agrees to be bound in writing by the restrictions set forth in this Section 2.11, to the establishment of a trading plan pursuant to Rule 10b5-1, provided that such plan does not permit transfers during the restricted period, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors of the Company are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.

2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, including conditions which are intended to ensure compliance with the provisions of the Securities Act and all other applicable U.S. laws and regulations. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, SEC Rule 144, in each case, to be bound by the terms of this Agreement. The restrictions set forth in this Section 2.12 are in addition to any other restrictions that may be imposed on any Holder under this Agreement or in a separate agreement with the Company (if at all).

(b) In addition to any other restrictions imposed by this Agreement:

(i) neither shares of Series A-2 Preferred nor shares of Common Stock issued upon conversion of shares of Series A-2 Preferred may be Transferred at any time prior to November 15, 2025, unless (A) in connection with a Sale of the Company (as such term is defined in the Voting Agreement) in accordance with Section 3 of the Voting Agreement, (B) in connection with a transfer by Hengrui if it or any of its Affiliates becomes a Sanctioned Party, (C) such Transfer is to an Affiliate or (D) with the advanced written approval of the Requisite Directors, and any Transfer of shares of Series A-2 Preferred or shares of Common Stock issued upon conversion of shares of Series A-2 Preferred occurring on or after November 15, 2025, must be in accordance with Section 2 of the Right of First Refusal and Co-Sale Agreement;

(ii) neither shares of Series A-1 Preferred Stock nor shares of Common Stock issued upon conversion of shares of Series A-1 Preferred Stock may be Transferred at any time prior to November 15, 2025, unless (A) in connection with a Sale of the Company in accordance with Section 3 of the Voting Agreement, (B) in connection with a transfer by Sirona if it or any of its Affiliates becomes a Sanctioned Party, (C) such Transfer is to an Affiliate, or (D) with the advanced written approval of the holders holding a majority of the Series A-2 Preferred then outstanding, and any Transfer of shares of Series A-1 Preferred Stock or shares of Common Stock issued upon conversion of shares of Series A-1 Preferred Stock occurring on or after November 15, 2025, must be in accordance with Section 2 of the Right of First Refusal and Co-Sale Agreement; and

(iii) neither shares of Preferred Stock nor shares of Common Stock issued upon conversion of shares of Preferred Stock may be Transferred to any Person (unless in connection with a Sale of the Company in accordance with Section 3 of the Voting Agreement) if such Transfer would result in the Committee on Foreign Investment in the United States having jurisdiction over the Company as determined by counsel to the Company.

Any attempted Transfer not permitted under the terms of this Section 2.12(b) will be null and void, and the Company will not in any way give effect to any such impermissible Transfer. The restrictions set forth in this Section 2.12(b) shall terminate and be of no further force or effect immediately before the consummation of the IPO.

(c) Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(d)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(d) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or following the IPO, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a notice, legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes or transfers Restricted Securities to an Affiliate of such Holder for no consideration; provided that with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(c), except that such certificate, instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act and the Company will use commercially reasonable efforts to cause any such legend to be removed.

2.13 Termination and Suspension of Registration Rights.

(a) The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate, and any shares held by a Holder shall cease to be Registrable Securities (and, for the avoidance of doubt, all rights to receive any notices hereunder or to vote, consent to, waive or otherwise exercise any rights with respect to any amendment, consent, waiver or other right hereunder shall terminate), upon the earliest to occur of:

(i) the closing of a Deemed Liquidation Event, in which the consideration received by the Investors in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities, or if the Investors receive registration rights from the acquiring company or other successor to the Company reasonably comparable to those set forth in this Section 2;

(ii) such time after consummation of the IPO, as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(iii) the fourth (4th) anniversary of the IPO.

(b) The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall be suspended during any time as such Holder is a Sanctioned Party, provided, however, that such rights shall be restored upon completion of the Transfer of shares of Registrable Securities to any third-party transferee permitted under the terms of this Agreement who is not a Sanctioned Party.

3. Information and Observer Rights.

3.1 Delivery of Financial Statements.

(a) The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor:

(i) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (A) the actual amounts as of and for such fiscal year and (B) the comparable amounts for the prior year and as included in the Approved Annual Budget (as defined below) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(ii) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments; and (B) not contain all notes thereto that may be required in accordance with GAAP);

(iii) as soon as practicable, but in any event before the end of each fiscal year, a budget for the next fiscal year (collectively, the “Approved Annual Budget”), duly approved by the Requisite Directors and prepared on a quarterly basis, including balance sheets, income statements, and statements of cash flow for such quarters and, promptly after prepared, any other budgets, revised budgets or amendments to any budgets prepared by the Company;

(iv) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company; and

(v) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1(a)(v) to provide information (A) that the Company reasonably determines in good faith to be a trade secret or confidential information; or (B) the disclosure of which would reasonably be expected to adversely affect the attorney-client privilege between the Company and its counsel.

(b) If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

(c) Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company), at such Major Investor’s expense and upon reasonable advance notice from such Major Investor, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor in connection with monitoring or making decisions with respect to its investment in the Company; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to (a) create any new information or materials or (b) provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Observer Rights.

(a) The Company shall invite a representative of BCLS to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or highly confidential information or create a conflict of interest.

(b) The Company shall invite a representative of RTW to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or highly confidential information or create a conflict of interest.

(c) The Company shall invite a representative of Atlas to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or highly confidential information or create a conflict of interest.

(d) The Company shall invite a representative of Sirona to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or highly confidential information or create a conflict of interest.

(e) The Company shall invite a representative of Hengrui to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or highly confidential information or create a conflict of interest.

(f) The Company shall invite a representative of NAPE to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or highly confidential information or create a conflict of interest.

(g) Notwithstanding anything to the contrary, the observer rights granted to any Investor pursuant to this Section 3.3 shall (i) continue so long as such Investor is a Major Investor and (ii) shall not be entitled to receive any information or attend any meeting or portion thereof if access to such information or attendance at such meeting would be reasonably likely to result in a competitive harm or competitive disadvantage. Each observer shall be reasonably acceptable to the Board of Directors and shall have relevant industry experience or scientific training relating to the Company’s business. The Company shall promptly reimburse in full any observer for his or her reasonable, customary and documented out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) for attendance at meetings of the Board of Directors.

3.4 Termination of Information Rights. The covenants set forth in Sections 3.1, 3.2, and 3.3 (the “Section 3 Covenants”) shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO; (ii) with respect to any Investor that is or becomes a Sanctioned Party (a “Sanctioned Investor”), for so long as such Sanctioned Investor remains a Sanctioned Party, it being understood that the Section 3 Covenants shall be restored with automatic effect upon Transfer to any third-party transferee of the shares of Registrable Securities then held by such Sanctioned Investor as long as such Transferee is not a Sanctioned Party; (iii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, or (iv) upon the closing of a Deemed Liquidation Event, whichever event occurs first; provided, that, with respect to clause (iv), the covenants set forth in Section 3.1 shall only terminate if the consideration received by the Investors in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities or if the Investors receive financial information from the acquiring company or other successor to the Company comparable to those set forth in Section 3.1.

3.5 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company (including notice of the Company’s intention to file a registration statement), unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (ii) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information as shown by such Investor’s written records, or (iii) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (A) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (B) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5 and is not a Competitor of the Company; (C) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (D) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (A) is not a Competitor or a FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, and (B) agrees to enter into this Agreement and the Voting Agreement, as an “Investor” under each such agreement (provided that any Competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Sections 3.1, 3.2, 3.3 and 4.1 hereof) and provided that the Company shall not be obligated to offer or sell any New Securities to any person or entity that is a Sanctioned Party.

(a) The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and any other Derivative Securities then outstanding). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.

(d) The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation) and (ii) the issuance of shares of Preferred Stock pursuant to the Purchase Agreement.

4.2 Termination. The covenants set forth in this Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO; (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, whichever event occurs first.

5. Additional Covenants.

5.1 Insurance. Subject to Section 5.11, the Company shall use commercially reasonable efforts to maintain Directors and Officers liability insurance with coverage limits currently in effect until such time as the Requisite Directors determine that such insurance should be discontinued. Notwithstanding any other provision of this Section 5 to the contrary, during such time(s) as one or more Preferred Directors is serving on the Board of Directors, the Company, subject to Section 5.11, the Company shall include the Investors entitled to designate the relevant Preferred Director(s) pursuant the Voting Agreement as additional insureds in such policy.

5.2 Employee Agreements. Unless otherwise approved by the Requisite Directors, the Company will cause each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure, proprietary rights assignment agreement. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Requisite Directors.

5.3 Employee Stock. Unless otherwise approved by the Requisite Directors, all employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the Effective Time shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Section 2.11. Without the prior approval by the Requisite Directors, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 5.3. In addition, unless otherwise approved by the Requisite Directors, the Company (A) shall not offer, allow or agree to any acceleration of vesting for its employees or consultants, and (B) shall retain (and not waive) a “right of first refusal” on employee transfers until the Company’s IPO, and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4 Board Matters. The Company shall reimburse the non-employee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. During such time or times as the holders of Preferred Stock are entitled to elect at least one Preferred Director and at least one such seat is filled, the Company shall cause (i) each Preferred Director to be appointed to each or any Special Committee, unless the appointment of such Preferred Director to such Special Committee would create a conflict of interest, and (ii) at least one Preferred Director to be appointed to each or any other committee of the Board of Directors. As used herein, “Special Committee” means any special purpose committee or transaction committee of the Board of Directors or any similar committee of the Board of Directors formed for the purpose of evaluating, negotiating and/or approving any proposed Sale of the Company (as defined in the Voting Agreement) or any corporate strategic transaction.

5.5 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, but subject to Section 5.11, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.

5.6 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the Preferred Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to any such Preferred Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Preferred Director are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such Preferred Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Preferred Director to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Preferred Director), without regard to any rights such Preferred Director may have against the Investor Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Preferred Director with respect to any claim for which such Preferred Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Preferred Director against the Company. The Preferred Directors and the Investor Indemnitors are intended third-party beneficiaries of this Section 5.6 and shall have the right, power and authority to enforce the provisions of this Section 5.6 as though they were a party to this Agreement.

5.7 Right to Conduct Activities. The Company hereby agrees and acknowledges that each of BCLS, RTW, Atlas, Sirona, NAPE, Royalty Pharma and Invus (together with their respective Affiliates) (each, a “Professional Investment Organization”) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently proposed to be conducted). Nothing in this Agreement shall preclude or in any way restrict the Professional Investment Organization from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services that compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, no Professional Investment Organization shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Professional Investment Organization in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of such Professional Investment Organization to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not contravene the confidentiality obligations in Section 3.5 or otherwise in this Agreement or relieve (A) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (B) any director or officer of the Company from any liability associated with such person’s fiduciary duties to the Company.

5.8 Competitors. Each of BCLS, RTW, Atlas and Sirona represents and warrants that (x) unless previously disclosed to the Company, as of the date of this Agreement, it, together with its Affiliates, is not currently holding ten percent (10%) or more of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor, and (y) it shall promptly disclose to the Company if the equity held by it (together with its Affiliates) in the outstanding equity of any Competitor reaches ten percent (10%) or more, or it, or any of its Affiliates is entitled to designate any member of the board of directors of any Competitor. Each of NAPE, Royalty Pharma and Invus represents and warrants that unless previously disclosed to the Company, as of the date of this Agreement, it is not currently holding ten percent (10%) or more of the outstanding equity of any Competitor and does not have a right to designate any members of the board of directors of any Competitor.

5.9 Matters Requiring Preferred Director Approval. During such time or times as the holders of Preferred Stock are entitled to elect at least one Preferred Director and such seat is filled, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Requisite Directors:

(a) make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(c) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) incur any indebtedness not already included in any Approved Annual Budget approved by the Requisite Directors, other than trade credit incurred in the ordinary course of business or indebtedness that is not in excess of $1,000,000;

(e) hire, terminate or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(f) approve any material interim changes to the Approved Annual Budget;

(g) sell, assign, license, pledge or encumber material technology or intellectual property, other than in connection with ordinary course product sales or licenses; or

(h) enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company of money or assets having a value (as determined by the Board of Directors in a manner consistent with the agreements governing such relationship) greater than $1,000,000.

5.10 Termination of Covenants. The covenants set forth in this Section 5, except for Sections 5.5, 5.6, 5.7 and 5.9, shall terminate and be of no further force or effect (i) upon the earlier of (A) immediately before the consummation of the IPO, (B) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, and (C) a Deemed Liquidation Event; or (ii) with respect to any obligation to a Sanctioned Investor for so long as such Investor remains a Sanctioned Investor, it being understood that such covenants shall be restored with automatic effect upon Transfer to any third-party transferee of the shares of Registrable Securities then held by such Sanctioned Investor as long as such Transferee is not a Sanctioned Party.

5.11 Fiduciary Duties. The Company’s obligations set forth in Sections 5.1 and 5.5 that are qualified by this Section 5.11 shall not be applicable to the extent (and only to the extent) that the Board of Directors determine in good faith that compliance would be inconsistent with the exercise of the fiduciary duties of the Board of Directors.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer subject to Section 2.12 of this Agreement and Section 2 of the Right of First Refusal and Co-Sale Agreement (as such term is defined in the Purchase Agreement), to the extent applicable, holds at least 3,571,429 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (A) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; (B) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11; (C) such assignee is not a Sanctioned Party; (D) such assignee is not a Competitor; and (E) the rights set forth in Section 3.3 of this Agreement can only be assigned to a transferee of Registrable Securities that is an Affiliate of a Holder. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or (as to the Company) to the address set forth on the signature page hereto, or in any case to such email address or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Peter N. Handrinos, Latham & Watkins LLP, 200 Clarendon Street, Boston, MA 02116, Email: [***].

(b) Consent to Electronic Notice. Each party to this Agreement consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic mail pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such party’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party to this Agreement agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

6.6 Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of (a) the Company; and (b) the Requisite Holders; provided that the Company may in its sole discretion waive compliance with Section 2.12(d) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(d) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion, (ii) any waiver of the provisions of Section 4 shall be effective only if deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless by agreement with the Company, purchase securities in such transaction, (iii) Sections 1.3, 1.7 (solely with respect to excluding BCLS from such definition), 1.25 (solely with respect to BCLS’s right to be treated as a Major Investor), 3.3(a), 4 (solely with respect to BCLS’s right to participate in the right of first offer), 5.7 and this clause (iii) of this Agreement may not be amended, modified, terminated or waived without the written consent of BCLS, (iv) Sections 1.2, 1.7 (solely with respect to excluding Atlas from such definition), 1.25 (solely with respect to Atlas’s right to be treated as a Major Investor), 3.3(c), 4 (solely with respect to Atlas’s right to participate in the right of first offer), 5.7 and this clause (iv) of this Agreement may not be amended, modified, terminated or waived without the written consent of Atlas, (v) Sections 1.7 (solely with respect to excluding RTW from such definition), 1.25 (solely with respect to RTW’s right to be treated as a Major Investor), 1.37, 3.3(b), 4 (solely with respect to RTW’s right to participate in the right of first offer), Section 5.7 and this clause (v) of this Agreement may not be amended, modified, terminated or waived without the written consent of RTW, (vi) Sections 1.7 (solely with respect to excluding Sirona from such definition), 1.25 (solely with respect to Sirona’s right to be treated as a Major Investor), 1.51, 2.12(b), 3.3(d), 4 (solely with respect to Sirona’s right to participate in the right of first offer), 5.7 and this clause (vi) of this Agreement may not be amended, modified, terminated or waived without the written consent of Sirona, (vii) Sections 1.7 (solely with respect to excluding Hengrui from such definition), 1.18, 1.25 (solely with respect to Hengrui’s right to be treated as a Major Investor), 2.12(b), 3.3(e), 4 (solely with respect to Hengrui’s right to participate in the right of first offer), 5.7 and this clause (vii) of this Agreement (inclusive of any amendment or modification of any defined terms used in any of the foregoing sections which would change the intended scope of such sections) may not be amended, modified, terminated or waived without the written consent of Hengrui, (viii) Sections 1.7 (solely with respect to excluding NAPE from such definition), 1.25 (solely with respect to NAPE’s right to be treated as a Major Investor), 1.26, 3.3(f), 4 (solely with respect to NAPE’s right to participate in the right of first offer), 5.7 and this clause (viii) of this Agreement (inclusive of any amendment or modification of any defined terms used in any of the foregoing sections which would change the intended scope of such sections) may not be amended, modified, terminated or waived without the written consent of NAPE and (ix) Sections 1.7 (solely with respect to excluding CPPIB from such definition), 1.8 and this clause (ix) of Section 6.6 (inclusive of any amendment or modification of any defined terms used in any of the foregoing sections which would change the intended scope of such sections) may not be amended, modified, terminated or waived without the written consent of CPPIB. Notwithstanding the foregoing,

Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Section 6.9. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto whose rights and/or obligations were affected by such amendment, modification, termination, or waiver and that did not consent in writing to such amendment, modification, termination, or waiver; provided that the failure to provide such notice shall not invalidate any amendment, modification, termination or waiver in accordance with this Section 6.6. Any amendment, modification, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any provision contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock; Apportionment. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the Effective Time, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between or among any of the parties are expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

6.11 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, which arbitrator must have reasonable experience in

Delaware corporate law as applied to the subject matter of this Agreement, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by Judicial Arbitration and Mediation Services, Inc. (“JAMS”), then by one arbitrator having reasonable experience in Delaware corporate law as applied to the subject matter of this Agreement and who is chosen by JAMS. The arbitration shall take place in New York, in accordance with the JAMS rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Southern District of New York or any court of the State of New York having subject matter jurisdiction.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13 Termination. Notwithstanding anything herein to the contrary, if, prior to the Effective Time, the Purchase Agreement is terminated in accordance with its terms, then, without any action by the Company, any Investors or Key Holders, this Agreement shall terminate and become void and no longer be of any force or effect, and, for the avoidance of doubt, the Prior Agreement shall continue in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

KAILERA THERAPEUTICS, INC.

By:	/s/ Ron Renaud
Name:	Ron Renaud
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BCLS FUND IV INVESTMENTS, L.P.

By:	BCLS Fund IV Investments GP, LLC, its general partner
By:	Bain Capital Life Sciences Fund IV, L.P., its sole member
By:	Bain Capital Life Sciences IV General Partner, LLC, its general partner
By:	Bain Capital Life Sciences Investors, LLC, its manager

By:	/s/ Amir Zamani
Name:	Amir Zamani
Title:	Partner

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

RTW MASTER FUND, LTD.

By:	/s/ Darshan Patel
Name:	Darshan Patel
Title:	Director

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Darshan Patel
Name:	Darshan Patel
Title:	Director

RTW BIOTECH OPPORTUNITIES OPERATING LTD.

By:	/s/ Roderick Wong, M.D.
Name:	Roderick Wong, M.D.
Title:	Managing Partner of its Investment Manager

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ATLAS VENTURE FUND XIII, L.P.

By:	Atlas Venture Associates XIII, L.P., its general partner
By:	Atlas Venture Associates XIII, LLC, its general partner

By:	/s/ Ommer Chohan
Name:	Ommer Chohan
Title:	CFO

ATLAS VENTURE OPPORTUNITY FUND II, L.P.

By:	Atlas Venture Associates XIII, L.P., its general partner
By:	Atlas Venture Associates XIII, LLC, its general partner

By:	/s/ Ommer Chohan
Name:	Ommer Chohan
Title:	CFO

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

LYRA CAPITAL MANAGEMENT LIMITED

By:	/s/ Jianfei Wang
Name:	Jianfei Wang
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JIANGSU HENGRUI PHARMACEUTICALS CO., LTD.

By:	/s/ Frank Jiang
Name:	Frank Jiang
Title:	Chief Strategy Officer

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

INVUS PUBLIC EQUITIES, L.P.

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President of its General Partner

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CITADEL MULTI-STRATEGY EQUITIES MASTER FUND LTD.

By:	Citadel Advisors LLC,
its portfolio manager

By:	/s/ Antonia Peabody
Name:	Antonia Peabody
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JANUS HENDERSON BIOTECH INNOVATION MASTER FUND LIMITED

By:	Janus Henderson Investors US LLC,
its investment advisor

By:	/s/ Daniel S. Lyons
Name:	Daniel S. Lyons
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

THE STUART PARTNERS, LLC

By:	/s/ Anastasios Parafestas
Name:	Anastasios Parafestas
Title:	Manager of its Managing Member

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BLACKROCK HEALTH SCIENCES OPPORTUNITIES PORTFOLIO, A SERIES OF BLACKROCK FUNDS

By:	BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

BLACKROCK HEALTH SCIENCES TRUST

By:	BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

BLACKROCK HEALTH SCIENCES TERM TRUST

By:	BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ROYALTY PHARMA INVESTMENTS 2019 ICAV

By:	Royalty Pharma Manager, LLC,
Its Attorney-in-Fact

By:	/s/ Arthur McGivern
Name:	Arthur McGivern
Title:	EVP, Investments & General Counsel

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ADAGE CAPITAL PARTNERS L.P.

By:	/s/ Dan Lehan
Name:	Dan Lehan
Title:	COO

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CPP INVESTMENT BOARD PRIVATE HOLDINGS (4) INC.

By:	/s/ Max Miller
Name:	Max Miller
Title:	Authorized Signatory

By:	/s/ Paul McCracken
Name:	Paul McCracken
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

T. ROWE PRICE HEALTH SCIENCES FUND, INC.
TD MUTUAL FUNDS - TD HEALTH SCIENCES FUND
T. ROWE PRICE HEALTH SCIENCES PORTFOLIO

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Nick Garifo
Name:	Nick Garifo
Title:	Vice President

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

PERSEVERANCE FUND LLC - SERIES ALPHA

By:	/s/ Cassey Chen
Name:	Cassey Chen
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date set forth below.

INVESTOR:

Q HEALTHCARE HOLDING LLC

Date: October 8, 2025	By:	/s/ Ahmad Al-Khanji
	Name:	Ahmad Al-Khanji
	Title:	Director

Address for notice:

Q Healthcare Holding LLC
c/o Qatar Investment Authority
Ooredoo Tower (Building 14)
Al Dafna Street (Street 801)
Al Dafna (Zone 61)
Doha, Qatar
Attention: Mohamed Adel Ghanem, MD, Head of Healthcare Department and Kenneth McLaren, Chief of Investment Execution
Email: [***]

with a copy to:
General Counsel
Qatar Investment Authority
Ooredoo Tower (Building 14)
Al Dafna Street (Street 801)
Al Dafna (Zone 61)
Doha, Qatar
Email: [***]

A copy (which shall not constitute notice) shall also be sent to:
White & Case LLP
111 South Wacker Drive, Suite 5100
Chicago, IL 60606-4302, USA
Attention: Gary R. Silverman, Esq.
Email: [***]

KAILERA THERAPEUTICS, INC.

JOINDER AND ADOPTION AGREEMENT

October 31, 2025

By its execution and delivery of this Joinder and Adoption Agreement (the “Agreement”), the undersigned (the “Holder”) hereby acknowledges that it is being assigned the right to purchase shares of Series B Preferred Stock (the “Stock”) of Kailera Therapeutics, Inc., a Delaware corporation formerly known as Hercules CM Newco, Inc. (the “Company”) pursuant to that certain Assignment and Assumption Agreement dated as of the date hereof, and as a condition to such assignment, hereby agrees to join in, become a party to and agree to be bound by the terms and conditions of:

(i)

that certain Amended and Restated Investors’ Rights Agreement, dated as of October 5, 2025, by and among the Company and the Investors (as defined therein), as the same may be amended and/or restated from time to time (the “IRA”) as an “Investor” thereunder;

(ii)

that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of October 5, 2025, by and among the Company, the Investors and the Key Holders (each as defined therein), as the same may be amended and/or restated from time to time (the “ROFR and Co-Sale Agreement”) as an “Investor” thereunder; and

(iii)

that certain Amended and Restated Voting Agreement, dated as of October 5, 2025, by and among the Company, the Investors and the Key Holders (each as defined therein), as the same may be amended and/or restated from time to time (the “Voting Agreement” and, together with the IRA and the ROFR and Co-Sale Agreement, the “Transaction Agreements”) in accordance with the below acknowledgement as an “Investor” and a “Stockholder” for all purposes thereunder.

The Holder further (a) agrees that the Stock and any other shares of capital stock or securities required by the Transaction Agreements to be bound thereby, shall be bound by and subject to the terms of the Transaction Agreements, (b) adopts the Transaction Agreements with the same force and effect as if Holder were originally a party thereto and (c) authorizes this Agreement to be attached to the Transaction Agreements.

Any notice required or permitted by the Agreement shall be given to the Holder at the address or email address listed below the Holder’s signature hereto.

[Signature page follows.]

SIGNED BY:		ACCEPTED AND AGREED:

HOLDER:		COMPANY:

BCPE PERSEUS INVESTOR, LP		KAILERA THERAPEUTICS, INC.
By: BCPE Perseus Investor GP, LLC
Its: General Partner

By:	/s/ Andrew Kaplan	By:	/s/ Ron Renaud
Name:	Andrew Kaplan	Name:	Ron Renaud
Title:	President	Title:	President and Chief Executive Officer

Address:

200 Clarendon Street

Boston, MA 02116

Email Address:

[***]

With a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600

Attention: Bill Mone and Rajarshi Banerjee

Email: [***]

[Signature Page to Joinder and Adoption Agreement]

SCHEDULE A

INVESTORS

Bain Capital Fund XIV, L.P.

200 Clarendon Street

Boston, MA 02116

With a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600

Attention: Bill Mone and Rajarshi Banerjee

BCLS Fund IV Investments, L.P.

c/o Bain Capital Life Sciences, LP

200 Clarendon Street

Boston, MA 02116

Attn: Melissa Danforth

RTW Master Fund, Ltd.

RTW Innovation Master Fund, Ltd.

RTW Biotech Opportunities Operating Ltd.

c/o RTW Investments, LP

40 10th Ave, Floor 7

New York, NY 10014

Atlas Venture Fund XIII, L.P.

Atlas Venture Opportunity Fund II, L.P.

c/o Atlas Venture

300 Technology Sq., 8th Floor

Cambridge, MA 02139

Lyra Capital Management Limited

c/o Sirona Investment Management

5 Shenton Way

#10-01 UIC Building

Singapore 068808

Jiangsu Hengrui Pharmaceuticals Co., Ltd.

7 Kunlunshan Road,

Economy and Technology Development Zone,

Lianyungang, Jiangsu Province, China

Invus Public Equities, L.P.

c/o The Invus Group, LLC

750 Lexington Avenue

New York, NY 10022

Attn: Raymond Debbane

With cc to: Philippe Amouyal, Phil Bafundo, and Quentin Langlois

Citadel Multi-Strategy Equities Master Fund Ltd.

c/o Citadel Enterprise Americas LLC

Southeast Financial Center

200 S. Biscayne Blvd., Suite 3300

Miami, FL 33131

Attn: Grant Tse (or, in case of account statement, Casey Graybeal)

with copies to (which copies shall not constitute notice):

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

Attention: Tobin P. Sullivan

Janus Henderson Biotech Innovation Master Fund Limited

151 Detroit Street

Denver, CO 80206

Attn: Andrew Acker; Todd Penner; Janus Henderson Investor

The Stuart Partners, LLC

One Joy Street

Boston, MA 02108

BlackRock Health Sciences Opportunities Portfolio, a Series of BlackRock Funds

c/o BlackRock Advisors, LLC

60 State Street

Boston, MA 02109

Attn: Chang Lu - 19th Floor

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

50 Hudson Yards

New York, NY 10001

Attn: David Maryles and Michael Manopla

BlackRock Health Sciences Trust

c/o BlackRock Advisors, LLC

60 State Street

Boston, MA 02109

Attn: Chang Lu - 19th Floor

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

50 Hudson Yards

New York, NY 10001

Attn: David Maryles and Michael Manopla

BlackRock Health Sciences Term Trust

c/o BlackRock Advisors, LLC

60 State Street

Boston, MA 02109

Attn: Chang Lu - 19th Floor

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

50 Hudson Yards

New York, NY 10001

Attn: David Maryles and Michael Manopla

Royalty Pharma Investments 2019 ICAV

110 E. 59th Street, Suite 3300

New York, New York 10022

Attn: General Counsel

Adage Capital Partners L.P.

200 Clarendon Street, 52nd Floor

Boston, MA 02116

CPP Investment Board Private Holdings (4) Inc.

c/o Canada Pension Plan

Investment Board

One Queen Street East

Suite 2500

Toronto, Ontario

M5C 2W5 Canada

With a copy (which shall not constitute notice) to:

c/o Torys LLP

79 Wellington St.

W. 30th Floor, TD South Tower

Toronto, ON M5K 1N2

Canada

Attn: Konata Lake

T. Rowe Price Health Sciences Fund, Inc.

c/o T. Rowe Price Associates, Inc.

4545 Painters Mill Road OM - 2260

Owings Mills, MD 21117

(For legal notifications)

c/o T. Rowe Price Associates, Inc.

1307 Point Street

Baltimore, MD 21231

Attn: Centralized Private Equity Team

(For Operational notifications and other communications)

TD Mutual Funds - TD Health Sciences Fund

c/o T. Rowe Price Associates, Inc.

4545 Painters Mill Road OM - 2260

Owings Mills, MD 21117

(For legal notifications)

c/o T. Rowe Price Associates, Inc.

1307 Point Street

Baltimore, MD 21231

Attn: Centralized Private Equity Team

(For Operational notifications and other communications)

T. Rowe Price Health Sciences Portfolio

c/o T. Rowe Price Associates, Inc.

4545 Painters Mill Road OM - 2260

Owings Mills, MD 21117

(For legal notifications)

c/o T. Rowe Price Associates, Inc.

1307 Point Street

Baltimore, MD 21231

Attn: Centralized Private Equity Team

(For Operational notifications and other communications)

Perseverance Fund LLC - Series Alpha

6 Raffles Quay #16-02

Singapore 048580

Q Healthcare Holding LLC

c/o Qatar Investment Authority

Ooredoo Tower (Building 14)

Al Dafna Street (Street 801)

Al Dafna (Zone 61)

Doha, Qatar

Attention: Mohamed Adel Ghanem, MD, Head of Healthcare Department and Kenneth McLaren, Chief of Investment Execution

with a copy to:

General Counsel

Qatar Investment Authority

Ooredoo Tower (Building 14)

Al Dafna Street (Street 801)

Al Dafna (Zone 61)

Doha, Qatar

A copy (which shall not constitute notice) shall also be sent to:

White & Case LLP

111 South Wacker Drive, Suite 5100

Chicago, IL 60606-4302, USA

Attention: Gary R. Silverman, Esq.